As filed with the Securities and Exchange Commission on August 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NiSource Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	35-2108964
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated NiSource Inc. Employee Stock Purchase Plan

(Full Title of the Plan)

Kimberly S. Cuccia

Senior Vice President, General Counsel and Corporate

Secretary, NiSource Inc.

801 East 86th Avenue

Merrillville, Indiana

(877) 647-5688

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S 8 Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and will be delivered to participants in accordance with such rule.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

NiSource, Inc., a Delaware corporation (the “Registrant”), hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)	The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 21, 2024;

(2)	The Registrant’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the Commission on May 8, 2024;

(3)	The Registrant’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the Commission on August 7, 2024;

(4)

The Registrant’s current reports on Form 8-K, filed with the Commission on January  2, 2024, January  26, 2024, February  9, 2024, February  20, 2024, February  22, 2024, March  14, 2024, March  15, 2024, March  18, 2024, March  19, 2024, May  13, 2024, May  16, 2024, and June 24, 2024; and

(5)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-3 (File No. 333-268084), filed with the Commission on November 1, 2022, as updated by the description of the Registrant’s Common Stock contained in Exhibit 4.25 to the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2023, including any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), as in effect on the date hereof, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or (iv) for any transactions from which the director derived an improper personal benefit.

Section B.1. of Article V of the Registrant’s Amended and Restated Certificate of Incorporation, as amended, provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent permitted by the DGCL.

Section 145(a) of the DGCL, as in effect on the date hereof, provides that a corporation may indemnify any person, including directors and officers, as well as employees and agents, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section B.2. of Article V of the Registrant’s Amended and Restated Certificate of Incorporation, as amended, requires the Registrant to indemnify to the fullest extent permitted by applicable law, as then in effect, any person who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Registrant to procure a judgment in its favor) (each, a “Proceeding”) by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.

Pursuant to Section 145(b) of the DGCL, if the Proceeding is a derivative action (meaning one brought by or on behalf of the corporation), the Registrant will, to the extent permitted by applicable law, as then in effect, indemnify any person against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any Proceeding or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

Section 145(e) of the DGCL provides that the rights contained therein are not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section B.4. of Article V of the Registrant’s Amended and Restated Certificate of Incorporation, as amended, further provides that the right of indemnification provided under Section B of Article V of the Registrant’s Amended and Restated Certificate of Incorporation shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Section 145(g) of the DGCL provides, in general, that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of Section 145 of the DGCL.

Section B.3 of Article V of the Registrant’s Amended and Restated Certificate of Incorporation, as amended, permits the Registrant and its subsidiaries to purchase and maintain insurance on behalf of any person who is a director or officer for acts committed in their capacities as such directors or officers. The Registrant currently maintains such liability insurance.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q, filed with the Commission on August 3, 2015).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NiSource dated May 7, 2019 (incorporated by reference to Exhibit 3.1 of the NiSource Inc. Form 8-K filed on May 8, 2019).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NiSource dated May 23, 2023 (incorporated by reference to Exhibit 3.1 of the NiSource Inc. Form 8-K filed on May 24, 2023).

4.4	Bylaws of NiSource Inc., as amended and restated through August 9, 2022 (incorporated by reference to Exhibit 3.1 to the NiSource Inc. Form 8-K filed on August 10, 2022).

4.5	Amended and Restated NiSource Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Registrant's Definitive Proxy Statement on Schedule 14A. filed with the Commission on April 1, 2024).

*5.1	Opinion of McGuireWoods LLP with respect to validity of issuance of securities.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of McGuireWoods LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of the Registration Statement).

*107	Filing Fee Table

*	Each document marked with an asterisk is filed herewith.

ITEM 9.	UNDERTAKINGS.

(a) The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 13, 2024.

NiSource Inc.

By:	/s/ Kimberly S. Cuccia
Kimberly S. Cuccia
Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY AND SIGNATURES

Each of the undersigned officers and directors of NiSource Inc. does hereby severally constitute and appoint Shawn Anderson, Tchapo Napoe, Gunnar Gode, Kimberly S. Cuccia and Ashley L. Bancroft, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and eve1y act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ LLOYD M. YATES Lloyd M. Yates	President, Chief Executive Officer and Director (Principal Executive Officer)	Date: August 13, 2024

/s/ SHAWN ANDERSON Shawn Anderson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	Date: August 13, 2024

/s/ GUNNAR J. GODE Gunnar J. Gode	Vice President and Chief Accounting Officer (Principal Accounting Officer)	Date: August 13, 2024

/s/ KEVIN T. KABAT Kevin T. Kabat	Chairman of the Board	Date: August 13, 2024

/s/ PETER A. ALTABEF Peter A. Altabef	Director	Date: August 13, 2024

/s/ SONDRA L. BARBOUR Sondra L. Barbour	Director	Date: August 13, 2024

/s/ THEODORE H. BUNTING, JR. Theodore H. Bunting, Jr.	Director	Date: August 13, 2024

/s/ ERIC L. BUTLER Eric L. Butler	Director	Date: August 13, 2024

/s/ DEBORAH A. HENRETTA Deborah A. Henretta	Director	Date: August 13, 2024

/s/ DEBORAH A.P. HERSMAN Deborah A. P. Hersman	Director	Date: August 13, 2024

/s/ MICHAEL E. JESANIS Michael E. Jesanis	Director	Date: August 13, 2024

/s/ WILLIAM D. JOHNSON William D. Johnson	Director	Date: August 13, 2024

/s/ CASSANDRA S. LEE Cassandra S. Lee	Director	Date: August 13, 2024

/s/ JOHN MCAVOY John McAvoy	Director	Date: August 13, 2024